Exhibit 4.8


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY) IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

                           CONVERTIBLE PROMISSORY NOTE

$500,000                                                           June 29, 2001

                  For value received, the undersigned, TRINITY MEDICAL GROUP USA, INC., a Florida corporation (the "Maker"), hereby unconditionally promises to pay to the order of ROYCAP INC., a corporation organized under the laws of Ontario, Canada (the "Holder"), at such place as the Holder may designate, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) on the Maturity Date (as such term is hereinafter defined), and to pay interest on the unpaid principal amount of this Note, commencing from the date hereof, before and after the Maturity Date and after any judgment until paid in full, at the rate of eight percent (8%) per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) until paid in full, in accordance with this Note. All payments hereunder shall be in lawful money of the United States and in immediately available funds.

                  1. Interest. Interest on the outstanding principal amount under this Note shall accrue, in arrears, at the rate set forth herein, commencing from the date hereof and continuing until the earlier of (i) the conversion of this Note in accordance with Section 7 hereof and (ii) the payment in full of the outstanding principal amount of this Note. Accrued interest shall be due and payable semi-annually, commencing on December 29, 2001 in cash or, at the option of the Maker, converted into shares of the Maker's common stock, par value $.001 per share (the "Common Stock") at the conversion price set forth in
Section 7 hereof. Upon the occurrence of an Event of Default (as such term is hereinafter defined) under this Note, then to the extent permitted by applicable law, interest shall accrue on the outstanding principal amount hereof from the date of such Event of Default until payment in full at the rate of ten percent (10%) per annum (calculated as aforesaid) and shall be payable on demand. In no instance shall the interest on this Note exceed the maximum amount permitted by applicable law.

                  2. Payment of Principal. At the Maturity Date, the outstanding principal amount of this Note plus all accrued and unpaid interest herein shall be due and payable in cash or, at the option of the Holder, converted into the Maker's Common Stock at the conversion price per share of Common Stock set forth in Section 7 hereof. Upon the conversion of this Note as provided in Section 7(a) hereof, the outstanding principal amount of this Note, together with accrued interest hereon, shall be deemed to be the consideration for the Holder's interest in the Common Stock on the Maturity Date. For purposes of this Note, the term "Maturity Date" shall mean the earlier of (i) June 29, 2002; or (ii) the date on which the Note becomes immediately due and payable pursuant to Section 6 hereof.

                  3. Warrant. On the date of conversion, the Maker shall have issued to the Holder a warrant, substantially in the form attached hereto as Attachment A (the "Warrant") to purchase such number of shares of the Maker's Common Stock equal to aggregate number of shares of Common Stock issued upon conversion of this Note. The Warrant shall have an exercise price equal to $4.00 per share of the Common Stock and shall have a term of five (5) years from its date of issuance.

                  4. Covenants.

                     (a) The Maker covenants to register for resale by the Holder the greater of 450,000 shares of Common Stock or such amount that is appropriate given the price of the Common Stock at the time the registration statement is submitted to the SEC, being an estimate of the number of shares of Common Stock issuable upon conversion of this Note and upon exercise of the Warrant on a registration statement (the "Registration Statement") which shall be filed by the Maker with the Securities and Exchange Commission ("SEC") by August 14, 2001. The Maker shall respond to all SEC comments within five (5) business days of receipt of the SEC's comments and will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC within ninety (90) days of the date hereof. In the event that the Maker secures additional financing by or before August 14, 2001 for a price per share of common stock equal to or greater than $3.00 per share of common stock, then the requirement to file the Registration Statement shall be extended to September 17, 2001.

                     (b) The Maker shall keep the Registration Statement continuously effective through July 29, 2002, and shall cause the related prospectus to be amended or supplemented by a required prospectus supplement pursuant to Rule 424 under the Securities Act of 1933, as amended. If the Registration Statement is not filed by August 14, 2001 or September 17, 2001, as the case may be, or if the Registration Statement is not declared effective within 120 days of the issuance of this Note (each such failure being referred to as an "Registration Event"), the Maker shall pay as liquidated damages and not as a penalty to the Holder an amount equal to 2% of the purchase price of the Note for each 30-day period until the applicable Registration Event has been cured. The amount of the liquidated damages shall be prorated on a daily basis for periods less than 30 days. The liquidated damages shall be paid within five
(5) business days of the end of each month during which the Registration Event has occurred and is continuing.

                     (c) In the event that the number of shares of Common Stock qualified by the Registration Statement are less than the number of shares of Common Stock issuable to the Holder upon conversion of this Note, the Holder may require the Company to register the additional shares of Common Stock (the "Shortfall Shares") and the Company shall, as promptly as practicable thereafter but in no event later than ninety (90) days after the Holder makes its request, file another Registration Statement (the "Additional Registration Statement") with the SEC to register the Shortfall Shares and to use its best efforts to have the Additional Registration Statement declared effective within one hundred twenty (120) days thereafter. If the Additional Registration Statement is not filed within 90 days of the date of delivery of a notice requiring the Company to register the Shortfall Shares as provided herein or if the Additional Registration Statement is not declared effective within 120 days of date of such notice (each such failure being referred to as an "Event"), the Company shall pay as liquidated damages and not as a penalty to the Holder an amount equal to 2% of the purchase price of the Note for each 30-day period until the applicable Event has been cured. The amount of the liquidated damages shall be prorated on a daily basis for periods less than 30 days. The liquidated damages shall be paid within five (5) business days of the end of each month during which the Event has occurred and is continuing.

                     (d) The Maker shall not (i) pledge any of its assets, including licenses, to any third party or (ii) incur indebtedness, which ranks pari passu or senior to this Note.

                  5. Events of Default. The occurrence at any time of any one or more of the following events shall constitute an "Event of Default" under this
Note: (a) the Maker's failure to pay principal of, interest on or other amount when due under this Note, which failure remains unremedied for a period of ten
(10) days after the date such payment is due from the Maker; (b) failure of the Maker to perform or default in the observance by the Maker of any of the Maker's agreements, covenants and/or obligations set forth herein or in any other agreement to which the Maker and the Holder are parties, or a material breach of any of Maker's representations and warranties set forth herein or in any other agreement, and such nonperformance or default continues for a period of ten (10) days after receipt by Maker of written notice thereof from the Holder; (c) the dissolution, liquidation or termination of legal existence of the Maker; (d) the appointment of a receiver, trustee or similar official or agent to take charge of or liquidate any property of assets of the Maker, or action by any court to take jurisdiction of all or a substantial portion of the property or assets of the Maker; (e) the sale of all or substantially all of the Maker's property or assets; (f) a judgment shall be entered against the Maker involving a liability of $500,000 or more and such judgment shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed or such judgment is not covered by insurance; or (g) the commencement of any proceeding by the Maker or any other party under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any applicable federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against Maker; provided, that with respect to any proceeding commenced against the Maker such proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceedings occur.

                  6. Effect of Default. Upon the occurrence of an Event of Default, the outstanding principal amount of this Note together with accrued interest hereon and any other amounts owing by the Maker to the Holder under this Note or otherwise shall, upon written notice from the Holder to the Maker, become immediately due and payable without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker.

                  7. Conversion.

                     (a) Upon the election of the Holder to convert this Note as provided in Section 2 hereof, the Holder shall give written notice of such election to the Maker. From the date hereof through the Maturity Date, the Maker at its option may require the Holder to convert this Note; provided, that the
(x) registration statement referred to in Section 4(a) hereof has been effective for ninety (90) consecutive days and the Common Stock has had a closing bid price equal to or greater than US$ 4.00 for the five (5) consecutive trading days preceding the delivery of the conversion notice and (y) no Event of Default has occurred and is continuing. The outstanding principal amount of this Note plus all accrued and unpaid interest herein shall be converted into the Maker's Common Stock at the conversion price equal to the lesser of (i) US $4.00 or (ii) 80% of the average closing bid price of the Common Stock for the ten consecutive trading days preceding the conversion date, as reported on Bloomberg L.P.

                     (b) In connection with any conversion of this Note in accordance with this Section 7, the Holder shall deliver to the Maker the original version of this Note to be converted marked "Canceled", and acknowledged by the Holder to be paid-in-full in exchange for certificate(s) representing the shares of Common Stock issued in the name of the Holder and determined in accordance with Section 7(a) hereof. The Maker shall deliver the certificate(s) representing the shares of Common Stock to the Holder within three (3) business days' of its receipt of the original version of this Note.

                     (c) Notwithstanding anything herein contained, if upon the election of the Holder to convert this Note to Common Stock, the Holder is entitled to more than 500,000 shares of Common Stock, the Maker may satisfy its obligations to the Holder by delivery of 500,000 shares of Common Stock at the time set out in this Note and contemporaneously therewith delivering to the Holder a certified check in an amount equal to the full amount of principal and interest owing pursuant to this Note less a credit for the value represented by the 500,000 shares of Common Stock delivered to the Holder calculated based on the formula for valuation set out in subsection 7(a) hereof.

                  8. Transfer. Subject to the limitations set forth on the legend on this Note, this Note may be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder. The obligations of the Maker hereunder may not be assigned. This Note shall inure to the benefit of the transferees, successors and assigns of the Holder of this Note and shall be binding upon the successors of the Maker.

                  9. Replacement. Upon receipt by the Maker of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

                  10. No Fractional Securities. The Maker shall not issue fractional shares of Common Stock issued upon conversion of this Note, but in lieu of any such fractional shares of Common Stock, the Maker shall make cash payment therefor upon the basis of the fair market value of the Common Stock issued on the Maturity Date or conversion date.

                  11. Additional Representations and Warranties. The Maker hereby represents and warrants to the Holder that (a) the execution, delivery and performance of this Note, the issuance of the Warrant and the transactions contemplated hereby and thereby have been, and the issuance of Common Stock upon conversion of this Note or upon exercise of the Warrant, will be, duly authorized by the Maker in accordance with all applicable corporate power and authority; (b) this Note has been duly executed by the Maker; (c) this Note is, and the Warrant when issued will be, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms; (d) the execution, delivery and performance of this Note, the issuance of the Warrant and the consummation of the transactions contemplated hereby and thereby (i) do not violate or contravene the certificate of incorporation or by-laws of the Maker or any order or judgment to which the Maker is a party or otherwise bound; or (ii) create a default under, or cause a termination or acceleration of, any agreement, contract or other instrument to which the Maker is a party or otherwise bound; and (e) the Maker has no indebtedness for borrowed money and has not granted a security interest to any third party on any of its assets.

                  12. Expenses. The Maker agrees to pay all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Holder in connection with any action, suit or proceeding arising out of or relating to this Note, the Warrant or any of the transactions contemplated hereby or thereby related hereto.

                  13. Waivers, etc. Failure by the Holder to insist upon the strict performance by the Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note. The Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note. This Note may not be amended, modified or waived except by an instrument in writing signed by the Maker and the Holder.

                  14. Governing Law. (a) This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. This Note shall be interpreted and construed without any presumption against the Holder by virtue of the Holder being the party to cause this Note to be drafted.

                     (b) Any legal action or proceeding with respect to this Note, the Warrant or any of the transactions contemplated hereby and thereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Note, the Maker hereby unconditionally and irrevocably consents to the personal jurisdiction of the aforesaid courts for itself and in respect of its property, generally and unconditionally. The Maker hereby unconditionally and irrevocably waives, in connection with any such action or proceeding brought in the aforesaid courts, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such courts, and the right to seek and/or obtain a trial by jury.

                  15. Headings. Section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose or taken into account in connection with the construction or interpretation of this Note.

                  IN WITNESS WHEREOF, the Maker has executed this Note as of the date specified above.

                                                 TRINITY MEDICAL GROUP USA, INC.



                                                 By:/s/  James Namnath
                                                    -------------------------
                                                    Name: James Namnath
                                                    Title:  CEO

                                                 By:/s/  Gary E. Wilson
                                                    -------------------------
                                                    Name: Gary E. Wilson
                                                    Title:  CFO

                                  Attachment A

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

                         TRINITY MEDICAL GROUP USA, INC.

                          COMMON STOCK PURCHASE WARRANT

                  1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by Trinity Medical Group USA, Inc., a Florida corporation (the "Company"), RoyCap Inc. (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on [5 years from conversion date] (the "Expiration Date"), ___________ shares of the Company's Common Stock, par value $.001 per share (the "Shares") at an initial exercise price of $4.00 per share (the "Exercise Price").

                  2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

                  3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. This Warrant is being issued to the Holder in connection with a Subscription Agreement dated June 29, 2001 from the Holder to the Company and a Convertible Promissory Note, dated June 29, 2001 (the "Note") issued by the Company to the order of the Holder in the principal amount of $500,000. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6. Transfer to Comply with the Securities Act; Registration Rights.


                     (a) This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                     (b) The Company hereby grants to the Holder piggyback registration rights with respect to the Warrant Shares. The Company agrees to register the Warrant Shares within one hundred twenty (120) days after the issuance of this Warrant. The Company shall keep the registration statement continuously effective through July 29, 2002, and shall cause the related prospectus to be amended or supplemented by a required prospectus supplement pursuant to Rule 424 under the Act. If the registration statement is not filed by August 14, 2001 or September 17, 2001, as the case may be, or if the registration statement is not declared effective within 120 days of the issuance of this Note (each such failure being referred to as an "Event"), the Company shall pay as liquidated damages and not as a penalty to the Holder an amount equal to 2% of the purchase price of the Note for each 30-day period until the applicable Event has been cured. The amount of the liquidated damages shall be prorated on a daily basis for periods less than 30 days. The liquidated damages shall be paid within five (5) business days of the end of each month during which the Event has occurred and is continuing.

                     (c) Commencing on July 29, 2002 through the Expiration Date and so long as this Warrant remains outstanding, the Holder may require the Company to register the Warrant Shares, and the Company shall, as promptly as practicable thereafter but in no event later than ninety (90) days after the Holder makes its request, file a registration statement with the Securities and Exchange Commission to register the Warrant Shares and to use its best efforts to have such registration statement declared effective within one hundred twenty
(120) days thereafter. If the registration statement is not filed within 90 days of the date of delivery of a notice requiring the Company to register the Warrant Shares as provided herein or if the registration statement is not declared effective within 120 days of date of such notice (each such failure being referred to as an "Event"), the Company shall pay as liquidated damages and not as a penalty to the Holder an amount equal to 1% of the purchase price of the Note for each 30-day period until the applicable Event has been cured. The amount of the liquidated damages shall be prorated on a daily basis for periods less than 30 days. The liquidated damages shall be paid within five (5) business days of the end of each month during which the Event has occurred and is continuing. The Company shall keep the registration statement continuously effective until the earlier of (i) the date the Holder has owned the Warrant Shares for one (1) year and (ii) thirty (30) days after the Expiration Date. The Company shall keep the registration statement continuously effective until the earlier of (i) the date the Holder has owned the Warrant Shares for one (1) year and (ii) thirty (30) days after the Expiration Date.

                     (d) Provided that a registration statement with respect to the Warrant Shares is effective at the time notice pursuant to this subsection 6
(b) is given to the Holder, the Company may upon five (5) days written notice to the Holder call this Warrant (the "Call Notice") at the Exercise Price if the Company's Common Stock has traded at a closing bid price equal to or greater than $12.00 per share for five (5) consecutive trading days prior to the date the Company calls this Warrant. The rights and privileges granted pursuant to this Warrant shall terminate thirty (30) days after the Call Notice is sent to the Holder if this Warrant is not exercised during that period. In the event this Warrant is not exercised during this thirty-day period, this Warrant shall expire.

                  7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (1)      if to the Company, to:

                                    Trinity Medical Group USA, Inc.

                                    30021 Tomas, Suite 300

                                    Rancho Santa Margarita, California 92688

                                    Attn: Chief Financial Officer

                           (2)      if to the Holder, to:

                                    RoyCap Inc.

                                    4100 Yonge Street

                                    Suite 504

                                    Toronto, Ontario M2P 2G2

                                    Attn:  Stephen Rider

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  8. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  9. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  10. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                  11. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 29th day of June, 2001.

                                                 TRINITY MEDICAL GROUP USA, INC.







                                                 By:     /s/  James S. Namnath
                                                    --------------------------
                                                    Name:  James S. Namnath
                                                    Title:  CEO



                                                 By:     /s/  Gary E. Wilson
                                                    --------------------------
                                                    Name:  Gary E. Wilson
                                                    Title:  CFO

                          NOTICE OF EXERCISE OF WARRANT

         The Holder hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of __________, 2001, to purchase _______ shares of the Common Stock, par value $.001 per share, of Trinity Medical Group USA, Inc. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:

         -----------------------------






Dated:______________________







                                                     By: ______________________

                                                     Name:  ___________________

                                                     Title: ___________________


                                      -12-